Exhibit 99(b)
                                  -------------

                                     FORM OF
                                      PROXY

                         The Lower Salem Commercial Bank
                                   Main Street
                                   P.O. Box 36
                          Lower Salem, Ohio 45745-0036


                    PROXY FOR SPECIAL MEETING OF SHAREHOLDERS
                               February 13, 2001


THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS AND UNLESS OTHERWISE MARKED WILL BE VOTED FOR THE PROPOSAL.

The undersigned, having received notice of the Special Meeting of Shareholders of The Lower Salem Commercial Bank, Lower Salem, Ohio to be held at 6:30 p.m., February 13, 2001, hereby designates and appoints Clyde H. Knoch, Joan K. Lehr and Lloyd E. Ullman, or any of them, as attorneys and proxies for the undersigned, with full power of substitution, to vote for and in the name of the undersigned all shares of the common stock of The Lower Salem Commercial Bank ("Lower Salem"), which the undersigned is entitled to vote at such Special Meeting of Shareholders, or at any adjournment thereof, such proxies being directed to vote as specified below on the following proposals:

The Board of Directors recommends a vote FOR the proposal.

Proposal:     To vote on the approval of the following Resolution:
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              RESOLVED,  That the Agreement and Plan of Acquisition  and Merger,
              dated as of October 24, 2000, as amended by Amendment No. 1 to the Agreement and Plan of Acquisition and Merger, dated January 3,
              2001, by and among Peoples Bancorp Inc., an Ohio bank holding company ("Peoples"), Peoples Bank, National Association, a national banking association ("Peoples Bank"), and Lower Salem and the related Plan of Merger, dated November 27, 2000, between Peoples Bank and Lower Salem (the "Agreements"), copies of which are included as Appendices A and B to the proxy statement/prospectus for the Special Meeting, be and they hereby are, approved, adopted, ratified and confirmed.

              FOR                     AGAINST                        ABSTAIN

              If this Proxy is properly signed but the above ballot is not marked, such proxies are authorized to vote the shares represented by this Proxy in accordance with their discretion. It is the present intention of such proxies to vote for the proposal, and to vote in the best interest of Lower Salem, in the judgment of the proxies, concerning any other matters presented at the meeting.

              The undersigned reserves the right to revoke this Proxy at any time until the Proxy is voted at the Special Meeting. The Proxy may be revoked by a later dated Proxy, by giving written notice to Lower Salem, at any time before the Proxy is voted or in open meeting.


DATED:
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                                   Signature

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(Number of Shares)                 Signature

                                   (Please sign Proxy as your name appears on your stock certificate(s). Joint owners should each sign personally. When signing as attorney, executor, administrator, trustee, guardian or corporate officer, please give your full title as such.)


ALL FORMER PROXIES ARE HEREBY REVOKED

Please date, sign and mail this Proxy to the proxy committee, in care of The Lower Salem Commercial Bank, Main Street, P.O. Box 36, Lower Salem, Ohio 45745-0036. A pre-addressed envelope is enclosed.